EXHIBIT 32

                Corporate Responsibility for Financial Reports.

I, Mary W. Patterson, Chief Executive Officer, certify that to my knowledge this quarterly report on Form 10-QSB of Trans-Century Resources, Inc. as of and for the three months and nine months ended September 30, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Trans-Century Resources, Inc.

Date:  December 3, 2003

By:  /s/ Mary W. Patterson
     ---------------------
     Mary W. Patterson
     Chief Executive Officer



I, Stephen L. Cobb, Chief Financial Officer, certify that to my knowledge this quarterly report on Form 10-QSB of Trans-Century Resources, Inc. as of and for the three months and nine months ended September 30, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Trans-Century Resources, Inc.

Date:  December 3, 2003

By:  /s/ Stephen L. Cobb
     -------------------
     Stephen L. Cobb
     Chief Financial Officer